Exhibit 4(c)

NEXTERA ENERGY, INC.,
as Company

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent, Custodial Agent
and Securities Intermediary,

AND

THE BANK OF NEW YORK MELLON,
as Purchase Contract Agent

PLEDGE AGREEMENT

DATED AS OF JUNE 1, 2024

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PLEDGE AGREEMENT, dated as of June 1, 2024 (this “Agreement”), between NextEra Energy, Inc., a Florida corporation (the “Company”), as pledgee, Deutsche Bank Trust Company Americas, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), as custodial agent (in such capacity, together with its successors in such capacity, the “Custodial Agent”) and as a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC (as defined herein) (in such capacity, together with its successors in such capacity, the “Securities Intermediary”), and The Bank of New York Mellon, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact for the Holders (as defined in the Purchase Contract Agreement (as hereinafter defined)) of Equity Units (as hereinafter defined) from time to time (in such capacity, together with its successors in such capacity, the “Purchase Contract Agent”) under the Purchase Contract Agreement.
RECITALS
The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Purchase Contract Agreement”), pursuant to which there may be issued up to 40,000,000 units (referred to as “Equity Units”) of the Company, having a stated amount of $50 (“Stated Amount”) per Equity Unit.
The Equity Units will initially consist of 40,000,000 Corporate Units and 0 Treasury Units. Each Corporate Unit will consist of (a) a stock purchase contract (as modified and supplemented and in effect from time to time, a “Purchase Contract”) under which (i) the Holder will purchase from the Company not later than June 1, 2027 (“Purchase Contract Settlement Date”), for $50 in cash, a number of newly-issued shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) determined by reference to the applicable Settlement Rate and (ii) the Company will pay certain Contract Adjustment Payments to the Holders as provided in the Purchase Contract Agreement, and (b) either (A) prior to the Purchase Contract Settlement Date so long as no Special Event Redemption or Mandatory Redemption has occurred, (i) the Applicable Ownership Interest in Debentures, such debentures being the Series N Debentures due June 1, 2029 (“Debentures”) issued by NextEra Energy Capital Holdings, Inc. (“NEE Capital”), or (ii) following a Successful Remarketing during the Period for Early Remarketing, the Applicable Ownership Interest in the Treasury Portfolio, or (B) upon the occurrence of a Special Event Redemption or a Mandatory Redemption (if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement) prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest in the Treasury Portfolio.
Each Treasury Unit will consist of (a) a Purchase Contract under which (i) the Holder will purchase from the Company not later than the Purchase Contract Settlement Date, for $50 in cash, a number of newly-issued shares of Common Stock determined by reference to the applicable Settlement Rate and (ii) the Company will pay certain Contract Adjustment Payments to the Holders as provided in the Purchase Contract Agreement, and (b) a 5% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security having a principal amount at maturity equal to $1,000 and maturing on May 31, 2027 (CUSIP No. 912821EN1) (“Treasury Security”).

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Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Equity Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact for such Holders, among other things, to execute and deliver this Agreement on behalf of and in the name of such Holders and to grant the pledge provided hereby of the Applicable Ownership Interest in Debentures, any Applicable Ownership Interest in the Treasury Portfolio and any Treasury Securities to secure each Holder’s obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Debentures underlying the Applicable Ownership Interest in Debentures will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder, and the Treasury Securities (and the Applicable Ownership Interest in the Treasury Portfolio) will be beneficially owned by the Holders but will be held in book-entry form by the Securities Intermediary subject to the Pledge.
Accordingly, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders of Equity Units from time to time, agree as follows:
ARTICLE I.

DEFINITIONS
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (terms not otherwise defined herein are used herein with the meaning ascribed to them or incorporated by reference in the Purchase Contract Agreement):
(a)the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;
(b)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision or Exhibit; and
(c)the following terms have the meanings given to them in this Article I:
“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
“Applicable Law” has the meaning specified in Section 10.9 hereof.
“Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions and trust companies in New York City (in the State of New York) are permitted or required by any applicable law, regulation or executive order to close.
“Collateral” means the collective reference to:

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(a)the Collateral Account and all securities, financial assets, cash and other property credited thereto and all Security Entitlements related thereto from time to time credited to the Collateral Account, including, without limitation, (A) the Applicable Ownership Interests in Debentures and security entitlements relating thereto (and the Debentures and Security Entitlements relating thereto delivered to the Collateral Agent in respect of such Applicable Ownership Interests in Debentures), (B) any Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) and Security Entitlements relating thereto, (C) any Treasury Securities and Security Entitlements relating thereto Transferred to the Securities Intermediary from time to time in connection with the creation of Treasury Units in accordance with Section 3.13 of the Purchase Contract Agreement and (D) payments made by Holders pursuant to Section 4.4 hereof;
(b)all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and
(c)all powers and rights now owned or hereafter acquired under or with respect to the Collateral.
“Collateral Account” means the securities account (number PORT AA6675.1) maintained at Deutsche Bank Trust Company Americas in the name “The Bank of New York Mellon, as Purchase Contract Agent on behalf of the Holders of Equity Units subject to the security interest of Deutsche Bank Trust Company Americas as Collateral Agent under this Agreement, for the benefit of NextEra Energy, Inc., as pledgee” and any successor account.
“Collateral Agent” has the meaning specified in the first paragraph of this Agreement.
“Common Stock” has the meaning specified in the Recitals.
“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor.
“Custodial Agent” has the meaning specified in the first paragraph of this Agreement.
“Debentures” has the meaning specified in the Recitals.
“Entitlement Orders” has the meaning specified in Section 8-102(a)(8) of the UCC.
“Equity Units” has the meaning specified in the Recitals.
“Indenture” means the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999, between NEE Capital and the Indenture Trustee, as amended, pursuant to which the Debentures are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series of securities established as contemplated by Section 301 thereof.

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“Indenture Trustee” means The Bank of New York Mellon, as trustee under the Indenture, or any successor thereto.
“NEE Capital” has the meaning specified in the Recitals.
“Permitted Investments” means any one of the following which shall mature not later than the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by an institution referred to in clause (ii); (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America; (v) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by S&P Global Ratings, a division of S&P Global, Inc. (“S&P”), or at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); and (vi) investments in money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody’s.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
“Pledge” has the meaning specified in Section 2.1 hereof.
“Pledged Applicable Ownership Interests in Debentures” means the Applicable Ownership Interests in Debentures and Security Entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.
“Pledged Applicable Ownership Interests in the Treasury Portfolio” means the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) and Security Entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.
“Pledged Securities” means the Pledged Applicable Ownership Interests in Debentures, the Pledged Applicable Ownership Interests in the Treasury Portfolio and the Pledged Treasury Securities, collectively.

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“Pledged Treasury Securities” means Treasury Securities and Security Entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.
“Proceeds” means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.
“Purchase Contract” has the meaning specified in the Recitals.
“Purchase Contract Agent” has the meaning specified in the first paragraph of this Agreement.
“Purchase Contract Agreement” has the meaning specified in the Recitals.
“Purchase Contract Settlement Date” has the meaning specified in the Recitals.
“Securities Intermediary” has the meaning specified in the first paragraph of this Agreement.
“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.
“Separate Debentures” means any Debentures that have been released from the Pledge following Collateral Substitution and therefore no longer underlie Corporate Units.
“Separate Debentures Purchase Price” has the meaning specified in the Officer’s Certificate.
“Stated Amount” has the meaning specified in the Recitals.
“TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.
“TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time, governing book-entry U.S. Treasury securities held in TRADES. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.
“Transfer” means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:
(a)except as otherwise provided in Section 2.1 hereof, in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and

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(b)in the case of Collateral consisting of securities maintained in book-entry form, causing a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) to (i) credit a Security Entitlement with respect to such securities to a “securities account” (as defined in Section 8-501(a) of the UCC) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account.
“Treasury Security” has the meaning specified in the Recitals.
“UCC” has the meaning specified in Section 6.1 hereof.
“Value” with respect to any item of Collateral on any date means, as to (i) cash, the amount thereof, (ii) Treasury Securities or Applicable Ownership Interest in Debentures, the aggregate principal amount thereof at maturity and (iii) Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof), the aggregate percentage of the aggregate principal amount at maturity.
ARTICLE II.

PLEDGE; CONTROL AND PERFECTION
SECTION 2.1    The Pledge
The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of such Holders and the Purchase Contract Agent in the Collateral. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Equity Units, shall cause the Debentures underlying the Pledged Applicable Ownership Interests in Debentures that are components of the Corporate Units, to be Transferred to the Collateral Agent for the benefit of the Company. Such Debentures shall be Transferred by physically delivering such Debentures to the Collateral Agent endorsed in blank. From time to time, the Treasury Securities and the Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent as the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or Treasury Portfolio, has been credited to the Collateral Account. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the “Pledge.” Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. The Collateral Agent shall have the right to have the

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Debentures held in physical form reregistered in its name or in the name of its agent or the Securities Intermediary and credited to the Collateral Account.
Except as may be required in order to release Pledged Applicable Ownership Interest in Debentures (or if (i) a Special Event Redemption if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement, (ii) a Mandatory Redemption if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement or (iii) a Successful Remarketing has occurred, a Pledged Applicable Ownership Interest in the Treasury Portfolio) or Pledged Treasury Securities in connection with a Holder’s election to convert its investment from Corporate Units to Treasury Units, or from Treasury Units to Corporate Units, as the case may be, or except as otherwise required to release Pledged Securities as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing Debentures (or if (i) a Special Event Redemption if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement, (ii) Mandatory Redemption if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement or (iii) a Successful Remarketing has occurred, the Applicable Ownership Interest in the Treasury Portfolio) or Treasury Securities prior to the termination of this Agreement. If it becomes necessary for the Collateral Agent to relinquish physical possession of a certificate in order to release a portion of the Debentures evidenced thereby from the Pledge, the Collateral Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Debentures remaining subject to the Pledge hereunder registered to it or endorsed in blank within ten days of the date it relinquished possession. The Collateral Agent shall promptly notify the Company of its failure to obtain possession of any such replacement certificate as required hereby.
SECTION 2.2    Control and Perfection
(a)In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and Entitlement Orders that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. Such instructions and Entitlement Orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of any Debentures, any Treasury Securities, any Treasury Portfolio and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent, each hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and Entitlement Orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase

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Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue Entitlement Orders to the Securities Intermediary when and as required by the terms hereof or as directed by the Company.
(b)The Securities Intermediary hereby confirms and agrees that: (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another collateral account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Company or any Holder, payable to the order of, or specially endorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Agreement (including, without limitation, any Pledged Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other Person; and (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent, the Purchase Contract Agent or the Holders of the Equity Units purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in this Section 2.2 hereof.
(c)The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
(d)In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into by the parties hereto, the terms of this Agreement shall prevail.
(e)The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, and each of them severally, with full power of substitution, as the Purchase Contract Agent’s attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder.

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ARTICLE III.

DISTRIBUTIONS ON PLEDGED COLLATERAL
So long as the Purchase Contract Agent is the registered owner of the Debentures underlying the Pledged Applicable Ownership Interests in Debentures, it shall receive all payments thereon. If the Debentures underlying the Pledged Applicable Ownership Interests in Debentures are reregistered, such that the Collateral Agent becomes the registered Holder, all payments of principal or interest on such Debentures, together with any payments of principal or interest or cash distributions in respect of any other Pledged Securities received by the Collateral Agent that are properly payable hereunder, shall be paid by the Collateral Agent by wire transfer in same day funds:
(i)In the case of (A) payment of interest with respect to the Pledged Applicable Ownership Interests in Debentures or cash distributions on the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of the term “Applicable Ownership Interest in the Treasury Portfolio”), as the case may be, and (B) any payments of principal with respect to any Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Corporate Units, to the account designated by the Purchase Contract Agent for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided, that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);
(ii)In the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.3 hereof, to the Holders of the Treasury Units to the accounts designated by them to the Collateral Agent in writing for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided, that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and
(iii)In the case of payments of the principal of any Pledged Applicable Ownership Interests in Debentures or the principal of the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of the term “Applicable Ownership Interest in the Treasury Portfolio”), as the case may be, or the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.6(a) or Section 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.
All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract

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Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent or a Holder of Corporate Units shall receive any payments of principal on account of any Applicable Ownership Interest in Debentures or, if applicable, the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) that, at the time of such payment, is a Pledged Applicable Ownership Interest in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or the Purchase Contract Agent or a Holder of Treasury Units shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder, as the case may be, shall transfer the Proceeds of such payment of principal on such Pledged Applicable Ownership Interests in Debentures, Pledged Applicable Ownership Interests in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, to the Collateral Agent and the Collateral Agent shall hold such Proceeds for the benefit of the Company as Collateral for the performance when due by such Holder of its obligations under the related Purchase Contracts.
ARTICLE IV.

SUBSTITUTION, RELEASE AND REPLEDGE OF DEBENTURES AND SETTLEMENT OF PURCHASE CONTRACTS
SECTION 4.1    Substitution for Debentures and the Creation of Treasury Units
A Holder of a Corporate Unit may create or recreate a Treasury Unit and separate the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contract in respect of such Corporate Unit by substituting Treasury Securities for all, but not less than all, of the Applicable Ownership Interest in Debentures or Applicable Ownership Interest in the Treasury Portfolio that form a part of such Corporate Unit in accordance with this Section 4.1 and Section 3.13 of the Purchase Contract Agreement; provided, however, that if the Applicable Ownership Interest in the Treasury Portfolio has not replaced the Applicable Ownership Interest in Debentures as components of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date; and provided, further, that if the Treasury Portfolio has replaced the Debentures underlying the Applicable Ownership Interest in Debentures as components of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. In accordance with Section 3.13 of the Purchase Contract Agreement, unless a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption has previously occurred, Holders of Corporate Units shall not be permitted to effect Collateral Substitutions during the period commencing on and including the Business Day prior to the first Remarketing Date in a Remarketing Period and ending on and including the Reset Effective Date relating to a Successful Remarketing during such Remarketing Period or, if no remarketing during such Remarketing Period is successful, the Business Day following the last Remarketing Date occurring during such Remarketing Period. Holders of Corporate Units may make Collateral

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Substitutions and establish Treasury Units (i) only in integral multiples of 20 Corporate Units if Applicable Ownership Interests in Debentures are being substituted for Treasury Securities, or (ii) only in integral multiples of 160,000 Corporate Units (or such other number of Corporate Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date) if the Applicable Ownership Interests in the Treasury Portfolio are being substituted for Treasury Securities.
For example, to create 20 Treasury Units (if a Special Event Redemption or a Mandatory Redemption has not occurred and the Applicable Ownership Interests in Debentures remain components of Corporate Units), or 160,000 Treasury Units (if a Special Event Redemption or a Mandatory Redemption has occurred or the Treasury Portfolio has replaced the Applicable Ownership Interests in Debentures as components of Corporate Units as a result of a Successful Remarketing) (or such other number of Treasury Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date), the Corporate Unit Holder shall,
(a)if the Treasury Portfolio has not replaced the Applicable Ownership Interest in Debentures as components of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000; or
(b)if the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent Treasury Securities having an aggregate principal amount at maturity of $8,000,000; and
(c)in each case, transfer and surrender the related 20 Corporate Units, or in the event the Treasury Portfolio is a component of Corporate Units, 160,000 Corporate Units (or such other number of Corporate Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date), to the Purchase Contract Agent accompanied by an instruction to the Purchase Contract Agent, substantially in the form of Exhibit B hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto.
Upon receipt of the Treasury Securities described in clause (a) or (b) above and the instructions described in clause (c) above from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, free and clear of the lien,

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pledge or security interest created hereby, to the Purchase Contract Agent for the benefit of the Holders.
SECTION 4.2    Substitution for Treasury Securities and the Creation of Corporate Units
A Holder of a Treasury Unit may create or recreate a Corporate Unit by depositing with the Collateral Agent the Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in substitution for all, but not less than all, of the Treasury Securities that are components of the Treasury Unit in accordance with this Section 4.2 and Section 3.14 of the Purchase Contract Agreement; provided, however, that if the Applicable Ownership Interest in the Treasury Portfolio has not replaced the Applicable Ownership Interest in Debentures as components of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period; and if the Treasury Portfolio has replaced the Debentures underlying the Applicable Ownership Interest in Debentures as components of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. In accordance with Section 3.14 of the Purchase Contract Agreement, unless a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption has previously occurred, Holders of Treasury Units shall not be permitted to effect Collateral Substitutions during the period commencing on and including the Business Day prior to the first Remarketing Date in a Remarketing Period and ending on and including the Reset Effective Date relating to a Successful Remarketing during such Remarketing Period or, if no Remarketing during such Remarketing Period is successful, the Business Day following the last Remarketing Date occurring during such Remarketing Period. Holders of Treasury Units may make such Collateral Substitutions and establish Corporate Units (i) only in integral multiples of 20 Treasury Units if Treasury Securities are being replaced by Applicable Ownership Interest in Debentures, or (ii) only in integral multiples of 160,000 Treasury Units (or such other number of Treasury Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date) if any Treasury Security is being replaced by the Applicable Ownership Interest in the Treasury Portfolio.
For example, to create 20 Corporate Units (if a Special Event Redemption or a Mandatory Redemption has not occurred and the Applicable Ownership Interests in Debentures remain components of Corporate Units), or 160,000 Corporate Units (if a Special Event Redemption or a Mandatory Redemption has occurred or the Treasury Portfolio has replaced the Applicable Ownership Interests in Debentures as components of Corporate Units as a result of a Successful Remarketing) (or such other number of Corporate Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date), the Treasury Unit Holder shall
(a)if the Treasury Portfolio has not replaced the Applicable Ownership Interest in Debentures as components of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, on or prior to the second Business

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Day immediately preceding the first day of the Final Remarketing Period, deposit with the Collateral Agent $1,000 in aggregate principal amount of Debentures, which Debentures must have been purchased in the open market at the expense of the Holder of the Treasury Unit, unless otherwise owned by the Holder of the Treasury Unit; or
(b)if the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as a component of Corporate Units as a result of a Successful Remarketing or a Special Event Redemption or a Mandatory Redemption, on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in the Treasury Portfolio for each 160,000 Corporate Units being created by the Holder, and having an aggregate principal amount of $8,000,000, which Applicable Ownership Interest in the Treasury Portfolio must have been purchased in the open market at the expense of the Holder of Treasury Unit, unless otherwise owned by the Holder of Treasury Unit; and
(c)in each case, transfer and surrender the related 20 Treasury Units, or in the event the Treasury Portfolio is a component of Corporate Units, 160,000 Treasury Units (or such other number of Treasury Units as may be determined by the Remarketing Agents following a Successful Remarketing if the Reset Effective Date is not a Payment Date), to the Purchase Contract Agent accompanied by an instruction to the Purchase Contract Agent, substantially in the form of Exhibit B hereto, stating that the Holder has transferred the relevant amount of Applicable Ownership Interest in Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto.
Upon receipt of the Debenture or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, described in clause (a) or (b) above and the instructions described in clause (c) above from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Treasury Securities and shall promptly Transfer such Pledged Treasury Securities, free and clear of the lien, pledge or security interest created hereby, to the Purchase Contract Agent for the benefit of the Holders.
SECTION 4.3    Termination Event
Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Debentures underlying Pledged Applicable Ownership Interests in Debentures (or, if (i) a Special Event Redemption if the proceeds thereof were used to acquire the Treasury Portfolio in accordance with the Purchase Contract Agreement, (ii) a Mandatory Redemption if the proceeds thereof were used to acquire the Treasury Portfolio in accordance with the Purchase Contract Agreement or (iii) a Successful Remarketing, as the case may be, has occurred, the Pledged Applicable Ownership Interests in the Treasury Portfolio) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Corporate Units and the Treasury Units, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

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If such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Applicable Ownership Interests in Debentures, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, any Holder may, and the Purchase Contract Agent shall, upon receipt from the Holders of security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Purchase Contract Agent in compliance with this paragraph, (i) use its reasonable best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) any such Holder or the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Applicable Ownership Interests in Debentures, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then any Holder may, and the Purchase Contract Agent shall within 15 days after the occurrence of such Termination Event, commence an action or proceeding in the court with jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Applicable Ownership Interests in Debentures, the Pledged Applicable Ownership Interests in the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding in the court with jurisdiction of the Company’s case under the Bankruptcy Code like that described in clause (i)(B) of this Section 4.3 within ten days after the occurrence of such Termination Event.
SECTION 4.4    Cash Settlement
(a)Upon receipt by the Collateral Agent of (1) (i) a notice from the Purchase Contract Agent that a Holder of a Corporate Unit has elected, in accordance with the procedures specified in Section 5.4(a)(i) of the Purchase Contract Agreement, to settle its Purchase Contract with cash and (ii) payment by such Holder of the amount required to settle the Purchase Contract prior to 11:00 a.m., New York City time, on the sixth Business Day or (if all the Remarketings during the Final Remarketing Period result in a Failed Remarketing) one Business Day, as applicable, immediately preceding the Purchase Contract Settlement Date, or (2) (i) a notice from the Purchase Contract Agent that a Holder of a Treasury Unit has elected, in accordance with the procedures specified in Section 5.4(c)(i) of the Purchase Contract Agreement, to settle its Purchase Contract with cash and (ii) payment by such Holder of the amount required to settle the Purchase Contract prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, such payments pursuant to the foregoing clause (1) or clause (2) to be in lawful money of the United States and to be made by certified or cashiers’ check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, upon the written direction of the Company, promptly invest any cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds, if any, upon the maturity of the Permitted

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Investments, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers’ checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments, if any, to the Purchase Contract Agent for payment to the relevant Holder.
(b)If a Holder of Corporate Units (if Applicable Ownership Interests in Debentures are components thereof) fails to notify the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with Section 5.4(a)(i) of the Purchase Contract Agreement, or if a Holder of such Corporate Units does notify the Purchase Contract Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to effect a Cash Settlement, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of the Debentures underlying the Pledged Applicable Ownership Interests in Debentures pursuant to the Remarketing as described in Section 5.4(a) of the Purchase Contract Agreement, which is incorporated herein by reference, and Section 4.6 hereof.
If all the Remarketings during the Final Remarketing Period result in a Failed Remarketing as described in Section 5.4(a) of the Purchase Contract Agreement, each Holder of Corporate Units of which Applicable Ownership Interests in Debentures are components (as to which the related Purchase Contracts have not been settled with cash) shall be deemed to have exercised its Put Right, as described in the Officer’s Certificate, with respect to its Applicable Ownership Interests in Debentures, and to have elected that a portion of the Put Price equal to the principal amount of the relevant Debentures underlying such Applicable Ownership Interests in Debentures be applied against such Corporate Unit Holder’s obligations to pay the Purchase Price for the Common Stock issued in accordance with each related Purchase Contract on the Purchase Contract Settlement Date.  Following such application, such Holder’s obligations to pay the Purchase Price for the Common Stock will be deemed to be satisfied in full, and upon receipt of written confirmation from the Company that a portion of the Put Price in the amount specified in such notice has been so applied to pay the Purchase Price for the Common Stock, the Collateral Agent shall cause the Securities Intermediary to release the Debentures underlying all such Pledged Applicable Ownership Interests in Debentures from the Collateral Account and shall promptly transfer such Debentures to the Company.  Thereafter, the Collateral Agent shall promptly remit the remaining portion of the Proceeds of such Holder’s exercise of its Put Right in excess of the aggregate Purchase Price for Common Stock to be issued in accordance with each related Purchase Contract, if any, to the Purchase Contract Agent for payment to such Holder of the Corporate Units to which such Applicable Ownership Interests in Debentures relate.
(c)If a Holder of Treasury Units or Corporate Units (if the Applicable Ownership Interests in the Treasury Portfolio has replaced the Applicable Ownership Interests in Debentures as components of the Corporate Units) fails to notify the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with Section 5.4(c)(i) of the Purchase Contract Agreement, or if a Holder of Treasury Units or Corporate Units (if the Applicable Ownership Interest in the Treasury Portfolio has replaced the Applicable Ownership Interest in Debentures as components of the Corporate Units) notifies the Purchase Contract Agent as

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provided in Section 5.4(c)(i) of the Purchase Contract Agreement of its intention to effect a Cash Settlement, but fails to make such payment as required by Section 5.4(c)(ii) of the Purchase Contract Agreement, upon the maturity of the related Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio, if any, held by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of such Pledged Treasury Securities, or the portion of the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, corresponding to such Purchase Contracts received by the Collateral Agent shall, upon the written direction of the Company, be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an aggregate amount equal to the Purchase Price will be remitted to the Company as payment of the Purchase Price of such Purchase Contracts. In the event the sum of the Proceeds from the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the investment earnings earned from the Permitted Investments, if any, is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units.
SECTION 4.5    Early Settlement; Fundamental Change Early Settlement
Upon written notice to the Collateral Agent by the Purchase Contract Agent that a Holder of an Equity Unit has elected to effect Early Settlement or Fundamental Change Early Settlement of its entire obligation under the Purchase Contract forming a part of such Equity Unit in accordance with the terms of the Purchase Contract and the Purchase Contract Agreement, and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount or Fundamental Change Early Settlement Amount, as the case may be, pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and that all conditions to such Early Settlement or Fundamental Change Early Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge (a) the Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio in the case of a Holder of Corporate Units or (b) Pledged Treasury Securities in the case of a Holder of Treasury Units, in each case that had been components of such Equity Unit, and shall transfer such Pledged Applicable Ownership Interests in Debentures or the Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holder.
SECTION 4.6    Application of Proceeds; Settlement
(a)In the event a Holder of Corporate Units, unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Debentures as components of the Corporate Units, has not elected to make Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(a)(i) of the Purchase Contract Agreement or has not made an Early Settlement or a Fundamental Change Early Settlement of the Purchase Contracts underlying its Corporate Units, such Holder shall be deemed to have consented to the disposition of the Debentures underlying the Pledged Applicable Ownership Interests in Debentures pursuant to the Remarketing as described in

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Section 5.4(a) of the Purchase Contract Agreement in order to pay for the shares of Common Stock to be issued under such Purchase Contract. The Collateral Agent shall by 10:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Corporate Units, present the related Debentures underlying the Pledged Applicable Ownership Interests in Debentures to the Remarketing Agents for remarketing. Upon receiving such Debentures, the Remarketing Agents, pursuant to the terms of the Remarketing Agreement, will use their commercially reasonable efforts to remarket such Debentures underlying the Pledged Applicable Ownership Interests in Debentures on such date at a price equal to or greater than 100% of the aggregate Value of such Pledged Applicable Ownership Interests in Debentures plus the Remarketing Fee. The Remarketing Agents may deduct the Remarketing Fee from any portion of the proceeds from the Remarketing of the Debentures that is in excess of the sum of 100% of the aggregate Value of such Pledged Applicable Ownership Interests in Debentures and the aggregate Separate Debentures Purchase Price. Upon a Successful Remarketing and after deducting the Remarketing Fee from such Proceeds, the Remarketing Agents will remit the remaining portion of the Proceeds of a Successful Remarketing related to such Applicable Ownership Interest in Debentures to the Collateral Agent. On the Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the Proceeds from such Remarketing equal to the aggregate Value of the Pledged Applicable Ownership Interests in Debentures to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price for the Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agents advise the Collateral Agent in writing that they cannot remarket the related Pledged Applicable Ownership Interests in Debentures of such Holders of Corporate Units at a price not less than 100% of the aggregate Value of such Pledged Applicable Ownership Interests in Debentures, or if the Remarketing does not occur because a condition precedent to such Remarketing has not been fulfilled, thus resulting in a Failed Remarketing, the Collateral Agent will proceed as described in Section 4.4 hereof.
(b)In the event a Holder of Treasury Units or, if the Treasury Portfolio has replaced the Applicable Ownership Interests in Debentures as components of Corporate Units, Corporate Units, has not made an Early Settlement or a Fundamental Change Early Settlement of the Purchase Contracts underlying its Treasury Units or Corporate Units, as the case may be, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or the related Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, upon the written direction of the Company, invest the cash Proceeds of the maturing Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, in Permitted Investments. Without receiving any instruction from any such Holder of Treasury Units or Corporate Units, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio to the settlement of the related Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities or related Pledged Applicable Ownership Interests in the Treasury Portfolio and the investment earnings from the investment in Permitted Investments, if any, is in excess of

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the aggregate Purchase Price of the Purchase Contracts being settled thereby on the Purchase Contract Settlement Date, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.
The Company shall not be obligated to issue any shares of Common Stock in respect of the Purchase Contracts or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder.
(c)Pursuant to the Remarketing Agreement, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first Remarketing Date of the applicable Remarketing Period, but no earlier than 5:00 p.m., New York City time, on the fifth Business Day immediately preceding such first Remarketing Date of the applicable Remarketing Period, holders of Separate Debentures may elect to have their Separate Debentures remarketed by delivering the Separate Debentures, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent will hold the Separate Debentures in an account separate from the Collateral Account. A holder of Separate Debentures electing to have its Separate Debentures remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first Remarketing Date of the relevant Remarketing Period, upon which notice the Custodial Agent shall return such Separate Debentures to such holder. After such time, such election to remarket shall become an irrevocable election to have such Separate Debentures remarketed in such Remarketing. Promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the first Remarketing Date of the relevant Remarketing Period, the Custodial Agent shall notify the Remarketing Agents of the aggregate principal amount of the Separate Debentures to be remarketed and shall deliver to the Remarketing Agents for Remarketing all Separate Debentures delivered to the Custodial Agent, and not withdrawn, pursuant to this Section 4.6(c) prior to such date. The portion of the proceeds from such remarketing equal to the aggregate Value of the Separate Debentures will automatically be remitted by the Remarketing Agents to the Custodial Agent for the benefit of the holders of the Separate Debentures.
(d)In addition, after deducting the Remarketing Fee from the Value of the remarketed Separate Debentures, from any amount of such proceeds in excess of the aggregate Value of the remarketed Separate Debentures, the Remarketing Agents will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If the Remarketing Agents advise the Custodial Agent in writing that no remarketing during a Remarketing Period resulted in a Successful Remarketing or, if a condition to the Remarketing shall not have been fulfilled, thus in either case resulting in a Failed Remarketing, the Remarketing Agents will promptly return the Separate Debentures to the Custodial Agent for redelivery to such holders.

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ARTICLE V.

VOTING RIGHTS — DEBENTURES
The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Debentures underlying the Pledged Applicable Ownership Interests in Debentures or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement, including Section 4.2 thereof; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company evidenced in writing and delivered to the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Applicable Ownership Interests in Debentures; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days’ prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Applicable Ownership Interests in Debentures, including notice of any meeting at which holders of Debentures are entitled to vote or solicitation of consents, waivers or proxies of holders of Debentures, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Applicable Ownership Interests in Debentures (in form and substance satisfactory to the Collateral Agent and the Purchase Contract Agent) as are prepared by the Company with respect to the Pledged Applicable Ownership Interests in Debentures.
ARTICLE VI.

RIGHTS AND REMEDIES; SPECIAL EVENT REDEMPTION;
MANDATORY REDEMPTION; REMARKETING
SECTION 6.1    Rights and Remedies of the Collateral Agent
(a)In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after a default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the “UCC”) (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any Section of the UCC, such reference shall be deemed to include a reference to any provision of the UCC which is a successor to, or amendment of, such Section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Applicable Ownership Interests in Debentures or other Collateral in full satisfaction of the Holders’ obligations under the Purchase Contracts or (ii) sale of the Pledged Applicable Ownership Interests in Debentures or other Collateral in one or more public

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or private sales and application of the Proceeds in full satisfaction of the Holders’ obligations under the Purchase Contracts.
(b)Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clauses (i) or (ii) of the definition of the term “Applicable Ownership Interest in the Treasury Portfolio”) or on account of principal payments of any Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of the Equity Units of which such Pledged Treasury Securities, or the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of the term “Applicable Ownership Interest in the Treasury Portfolio”), as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute a default under the related Purchase Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clauses (i) or (ii) of the definition of the term “Applicable Ownership Interest in the Treasury Portfolio”), as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.
(c)Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) principal of, or interest on, the Debentures underlying the Pledged Applicable Ownership Interests in Debentures, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the Pledged Applicable Ownership Interests in the Treasury Portfolio, subject, in each case, to the provisions of Article III hereof, and as otherwise provided herein.
(d)The Purchase Contract Agent individually and as attorney-in-fact for each Holder of Equity Units agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder, it shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct, as finally determined by a court of competent jurisdiction.
SECTION 6.2    Special Event Redemption; Mandatory Redemption; Remarketing
(a)Upon the occurrence of a Special Event Redemption or a Mandatory Redemption prior to the Purchase Contract Settlement Date, the Collateral Agent will, upon the written instruction of the Company and the Purchase Contract Agent, deliver the Debentures underlying the Pledged Applicable Ownership Interests in Debentures to the Indenture Trustee for payment of the Redemption Price. The Collateral Agent shall, or in the event the Debentures underlying the Pledged Applicable Ownership Interests in Debentures are registered in the name of the Purchase Contract Agent, the Purchase Contract Agent shall, direct the Indenture Trustee to pay the Redemption Price therefor payable on the Special Event Redemption Date or the Mandatory

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Redemption Date, as the case may be, on or prior to 12:30 p.m., New York City time, by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent. In the event the Collateral Agent receives such Redemption Price, subject to the provisions of Section 4.3 hereof, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Redemption Amount of such Redemption Price to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Debentures underlying the Pledged Applicable Ownership Interests in Debentures. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Debentures underlying the Pledged Applicable Ownership Interests in Debentures, as provided in Article II, Article III, Article IV, Article V and Article VI hereof, and any reference herein to the Debentures underlying the Pledged Applicable Ownership Interests in Debentures shall be deemed to be a reference to the Treasury Portfolio.
(b)Upon a Successful Remarketing during the Period for Early Remarketing, the proceeds of such Remarketing with respect to the Pledged Applicable Ownership Interests in Debentures (after deducting the Remarketing Fee, if any) shall be delivered to the Collateral Agent in exchange for the Debentures underlying the Pledged Applicable Ownership Interests in Debentures. Pursuant to the terms of this Agreement, the Collateral Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion, if any, of such proceeds to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the Debentures underlying the Pledged Applicable Ownership Interests in Debentures, and will be held by the Collateral Agent in accordance with the terms of this Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock on the Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following a Successful Remarketing during the Period for Early Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holders of Corporate Units and the Collateral Agent had in respect of the Debentures underlying the Pledged Applicable Ownership Interests in Debentures subject to the Pledge thereof as provided in Article II, Article III, Article IV, Article V and Article VI hereof, and any reference herein to the Debentures underlying the Pledged Applicable Ownership Interests in Debentures shall be deemed to be reference to the Treasury Portfolio.
SECTION 6.3    Remarketing During the Period for Early Remarketing
The Collateral Agent shall, by 10:00 a.m., New York City time, on the Business Day immediately preceding the first Remarketing Date of the applicable Remarketing Period during the Period for Early Remarketing selected by NEE Capital pursuant to the Officer’s Certificate, without any instruction from any Holder of Corporate Units, present the Debentures underlying the Pledged Applicable Ownership Interests in Debentures to the Remarketing Agents

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for remarketing. Upon receiving such Debentures, the Remarketing Agents, pursuant to the terms of the Remarketing Agreement, will use their commercially reasonable efforts to remarket such Debentures, on any date selected by NEE Capital during the Remarketing Period during the Period for Early Remarketing, at a price not less than 100% of the Treasury Portfolio Purchase Price plus the Remarketing Fee. The Remarketing Agents may deduct the Remarketing Fee from any amount of Proceeds from such Remarketing in excess of sum of the Remarketing Treasury Portfolio Purchase Price plus the Separate Debentures Purchase Price. After deducting the Remarketing Fee, if any, the Remarketing Agents will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent on or prior to 12:00 p.m., New York City time, on the Reset Effective Date. In the event the Collateral Agent receives such Proceeds with respect to the Pledged Applicable Ownership Interests in Debentures, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Treasury Portfolio Purchase Price to purchase from the Quotation Agent the Treasury Portfolio and remit the remaining portion of such Proceeds, if any, to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Debentures underlying the Pledged Applicable Ownership Interests in Debentures. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Debentures underlying the Pledged Applicable Ownership Interests in Debentures as provided in Article II, Article III, Article IV, Article V and Article VI hereof, and any reference herein to the Debentures underlying the Pledged Applicable Ownership Interests in Debentures shall be deemed to be a reference to such Treasury Portfolio, and any reference herein to interest on the Debentures underlying the Pledged Applicable Ownership Interests in Debentures shall be deemed to be a reference to distributions on such Treasury Portfolio.
SECTION 6.4    Substitutions
Whenever a Holder has the right to substitute Treasury Securities, Debentures or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.
ARTICLE VII.

REPRESENTATIONS AND WARRANTIES; COVENANTS
SECTION 7.1    Representations and Warranties
The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:
(a)such Holder has the power to grant a security interest in and lien on the Collateral;

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(b)such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article II hereof;
(c)upon the Transfer of the Collateral to the Collateral Account or physical delivery of the Debentures to the Collateral Agent, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Securities Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and
(d)the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article II hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.
SECTION 7.2    Covenants
The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:
(a)neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and
(b)neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Equity Units.

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ARTICLE VIII.

THE COLLATERAL AGENT
It is hereby agreed as follows:
SECTION 8.1    Appointment, Powers and Immunities
The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth or incorporated by reference in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific or incorporated terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Equity Units or the Purchase Contract Agreement (except as specifically incorporated by reference herein), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary), the Equity Units or the Purchase Contract Agreement or any other document referred to or provided for herein (except as specifically incorporated by reference herein) or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Equity Units or other property deposited hereunder in accordance with the terms hereof. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.
No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, banker’s lien, liens or perfection rights as Securities Intermediary or any counterclaim with respect to any of the Collateral.

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SECTION 8.2    Instructions of the Company
The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. The Company shall promptly confirm in writing any oral instructions furnished to the Collateral Agent by the Company.
SECTION 8.3    Reliance
Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, facsimile or electronic mail) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.
SECTION 8.4    Rights in Other Capacities
The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of Equity Units (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Equity Units without having to account for the same to the Company; provided, that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral.

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SECTION 8.5    Non-Reliance
None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Equity Units of this Agreement, the Purchase Contract Agreement, the Equity Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Equity Units. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Equity Units (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.
SECTION 8.6    Compensation and Indemnity
The Company agrees:
(a)to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing (from time to time) between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder; and
(b)to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary and each of their respective directors, officers, agents and employees for, and to hold each of them harmless from and against, any loss, all claims (whether asserted by the Company, a Holder or any other Person) and liabilities and reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.
The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.
Without prejudice to its rights hereunder, when any of the Collateral Agent, Custodial Agent or Securities Intermediary incurs expenses after a Termination Event occurs, or renders services after a Termination Event occurs, such expenses and compensation are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law.

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SECTION 8.7    Failure to Act
In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent or the Custodial Agent, as the case may be, may without negligence, willful misconduct, or bad faith on its part incur by reason of its acting. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.
SECTION 8.8    Resignation of Collateral Agent or Custodial Agent
Subject to the appointment and acceptance of a successor Collateral Agent or Custodial Agent as provided below, (a) the Collateral Agent and the Custodial Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Equity Units, (b) the Collateral Agent and the Custodial Agent may be removed at any time by the Company and (c) if the Collateral Agent or the Custodial Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent or the Custodial Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Custodial Agent, as the case may be. If no successor Collateral Agent or Custodial Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s or Custodial Agent’s giving of notice of resignation or such removal, then the retiring Collateral Agent or Custodial Agent at the expense of the Company (other than in connection with a removal for cause pursuant to either clause (b) or (c) of the first sentence of this Section 8.8), as the case may

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be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Custodial Agent, as the case may be. Each of the Collateral Agent and the Custodial Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent or Custodial Agent, as the case may be, hereunder by a successor Collateral Agent or Custodial Agent, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Custodial Agent, as the case may be, and the retiring Collateral Agent or Custodial Agent, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Custodial Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Custodial Agent hereunder. After any retiring Collateral Agent’s or Custodial Agent’s resignation hereunder as Collateral Agent or Custodial Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Custodial Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.
SECTION 8.9    Right to Appoint Agent or Advisor
The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents or advisors pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.
SECTION 8.10    Survival
The provisions of this Article VIII and Section 10.7 hereof shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.
SECTION 8.11    Exculpation
Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

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ARTICLE IX.

AMENDMENT
SECTION 9.1    Amendment Without Consent of Holders
Without the consent of any Holders, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:
(a)to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company;
(b)to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder;
(c)to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or
(d)to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders in any material respect, provided, further, that any amendment made solely to conform the provisions of this Agreement to the description of the Equity Units, the Purchase Contracts and the other components of the Equity Units contained in the prospectus supplement, dated June 18, 2024, and the accompanying prospectus dated March 22, 2024, relating to the Equity Units will not be deemed to adversely affect the interests of the Holders.
SECTION 9.2    Amendment With Consent of Holders
With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Equity Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Equity Unit adversely affected thereby,
(a)change the amount or the type of Collateral required to be Pledged to secure a Holder’s Obligations under the Purchase Contracts (except for the rights of Holders of Corporate Units to substitute the Treasury Securities for the Pledged Applicable Ownership Interests in

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Debentures or the Applicable Ownership Interest in the Treasury Portfolio or the rights of Holders of Treasury Units to substitute Debentures or the Applicable Ownership Interest in the Treasury Portfolio for the Pledged Treasury Securities);
(b)unless such change is not adverse to the Holders, impair the right of the Holder of any Equity Unit to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral;
(c)otherwise effect any action that would require the consent of the Holder of each Outstanding Equity Unit affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or
(d)reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such amendment;
provided, that if any such supplemental amendment referred to above would adversely affect only the Corporate Units or the Treasury Units, then only Holders of the affected class of Equity Units as of the record date for the Holders entitled to vote thereon will be entitled to vote on or consent to such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class.
It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 9.3    Execution of Amendments
In executing any amendment permitted by this Article IX, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.
SECTION 9.4    Effect of Amendments
Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Equity Units theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.
SECTION 9.5    Reference to Amendments
Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article IX may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the

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Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for outstanding Certificates.
ARTICLE X.
MISCELLANEOUS
SECTION 10.1    No Waiver
No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
SECTION 10.2    Governing Law; Waiver of Jury Trial
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE. Without limiting the foregoing, the above choice of law is expressly agreed to by the Company, the Securities Intermediary, the Custodial Agent, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Equity Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Equity Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
EACH OF THE COMPANY, THE COLLATERAL AGENT, THE PURCHASE CONTRACT AGENT AND THE HOLDERS FROM TIME TO TIME OF THE EQUITY UNITS, ACTING THROUGH THE PURCHASE CONTRACT AGENT AS THEIR ATTORNEY-IN-FACT, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EQUITY UNITS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 10.3    Notices
All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by electronic mail) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof (or in the case of Holders, may be made and deemed given as provided in Sections 1.5 and 1.6 of the Purchase Contract Agreement) or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made when transmitted by electronic means or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid (except as aforesaid).
When the Collateral Agent acts on any directions or instructions pursuant to this Agreement sent by electronic transmission, the Collateral Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such directions or instructions, notwithstanding that such directions or instructions (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise, except in the case of gross negligence or willful misconduct) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication after the Collateral Agent has acted in compliance with prior directions or instructions; it being understood and agreed that the Collateral Agent shall conclusively presume that such directions or instructions that purport to have been sent by or on behalf of an authorized officer of a Person have been sent by or on behalf of an authorized officer of such Person in the absence of bad faith on the part of the Collateral Agent. With respect to any directions or instructions provided hereunder by the Purchase Contract Agent or the Company or any other Person to the Collateral Agent through electronic transmission or otherwise with electronic signatures, the Company agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Collateral Agent acting on unauthorized instructions, except in the case of gross negligence or willful misconduct of the Collateral Agent or the Purchase Contract Agent, and the risk of interception and misuse by third parties. For the avoidance of doubt, the Purchase Contract Agent shall have no liability hereunder in connection with any directions or instructions sent by it by electronic transmission, except in the case of the Purchase Contract Agent’s gross negligence or willful misconduct.
SECTION 10.4    Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Equity Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

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SECTION 10.5    Counterparts
This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement. This Agreement, if executed as described in the preceding sentence, will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.
SECTION 10.6    Separability
If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
SECTION 10.7    Expenses, etc.
The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent, the Custodial Agent and Securities Intermediary (including, without limitation, the reasonable fees and expenses of the necessary services of a Securities Intermediary and of counsel to the Collateral Agent and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Equity Units to satisfy its obligations under the Purchase Contracts forming a part of the Equity Units and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.
SECTION 10.8    Security Interest Absolute
All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:
(a)any lack of validity or enforceability of any provision of the Purchase Contracts or the Equity Units or any other agreement or instrument relating thereto;

DB 1/ 148045215.3

(b)any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Equity Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or
(c)any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.
SECTION 10.9    USA Patriot Act
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Collateral Agent, Custodial Agent and Securities Intermediary are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent, Custodial Agent and Securities Intermediary. Accordingly, each of the parties hereto agree to provide to the Collateral Agent, Custodial Agent and Securities Intermediary, upon their written request from time to time, such identifying information and documentation as may be available to such party in order to enable the Collateral Agent, Custodial Agent and Securities Intermediary to comply with Applicable Law.
SECTION 10.10    Force Majeure
The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
SECTION 10.11    Provisions Incorporated by Reference to the Purchase Contract Agreement
The rights, benefits, protections, immunities and indemnities that are applicable to the Purchase Contract Agent under the Purchase Contract Agreement, including without limitation, Article VII thereof, are, to the extent there are no provisions herein that address such rights, benefits, protections, immunities and indemnities, hereby incorporated for the benefit of the Purchase Contract Agent under this Pledge Agreement.

DB 1/ 148045215.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEXTERA ENERGY, INC. By: /s/ Jose Briceno Name: Jose Briceno Title: Assistant Treasurer Address for Notices: NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Treasurer
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Collateral Agent, Custodial
Agent and as Securities Intermediary

By: /s/ Robert Peschler
    Name: Robert Peschler
    Title:     Vice President

By: /s/ Irina Golovashchuk
    Name:    Irina Golovashchuk
    Title:     Vice President

THE BANK OF NEW YORK MELLON, as Purchase Contract Agent and as attorney-in-fact for the Holders of Equity Units from time to time By: /s/ Francine Kincaid Name: Francine Kincaid Title: Vice President
Address for Notices: The Bank of New York Mellon 240 Greenwich Street, Floor 7E New York, New York 10286 Attention: Corporate Trust Administration
Address for Notices:

Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
MS: NYC01-1710
New York, New York 10019
Attention: Corporates Team/
          NextEra Equity Units – AA6675.1

with copies to: Cynthia M. Moore The Bank of New York Mellon Trust Company, N.A. 4655 Salisbury Road, Suite 300 Jacksonville, Florida 32256 Attention: Corporate Trust Administration

Signature Page – Pledge Agreement

EXHIBIT A
INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT
(In Connection with the Creation of [Corporate Units][Treasury Units])

Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
MS: NYC01-1710
New York, New York 10019
Attention: Corporates Team/NextEra Equity Units — AA6675.1
Re:    Securities of NextEra Energy, Inc. (the “Company”)
We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of June 1, 2024 (the “Pledge Agreement”), between the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the Holders of Equity Units from time to time, that the Holder of securities listed below (the “Holder”) has elected to substitute $____ [principal amount at maturity of Treasury Securities] [of the Applicable Ownership Interests in Debentures] [of the Applicable Ownership Interests in the Treasury Portfolio] in exchange for an equal Value of the [Debentures underlying the Pledged Applicable Ownership Interests in Debentures] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred the [Applicable Ownership Interests in Debentures] [Applicable Ownership Interest in the Treasury Portfolio] [Treasury Securities] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Treasury Securities] [Applicable Ownership Interests in Debentures] [Applicable Ownership Interest in the Treasury Portfolio] so Transferred, to release the [Pledged Applicable Ownership Interests in Debentures] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Equity Units] to us in accordance with the Holder’s instructions. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.

Date:____________________________
By: Name: Title: Signature Guarantee:
Please print name and address of registered Holder electing to substitute the [Treasury Securities] [Applicable Ownership Interests in Debentures] [Applicable Ownership Interests in the Treasury Portfolio] for the [Pledged Applicable Ownership Interest in Debentures] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities]:
____________________________________ ____________________________________
Name                Social Security or other Taxpayer
Identification Number, if any
Address
________________________________
________________________________
________________________________

A-1
DB 1/ 148045215.3

EXHIBIT B
INSTRUCTION TO PURCHASE CONTRACT AGENT
(In Connection with the Creation of [Corporate Units][Treasury Units])

The Bank of New York Mellon
2322 French Settlement Road
Dallas, Texas 75212

Attention: Corporate Trust Operations-Reorganization Unit

Re:    Securities of NextEra Energy, Inc. (the “Company”)
The undersigned Holder hereby notifies you that it has delivered to Deutsche Bank Trust Company Americas, as Collateral Agent, $____ [principal amount at maturity of Treasury Securities] [of Applicable Ownership Interests in Debentures] [of Applicable Ownership Interests in the Treasury Portfolio] in exchange for an equal Value of [Pledged Applicable Ownership Interests in Debentures] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of June 1, 2024 (the “Pledge Agreement”), between you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Applicable Ownership Interests in Debentures] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units]. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.
Dated:__________________________        _________________________________
Signature
Signature Guarantee:________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Please print name and address of registered Holder:
_______________________________        _________________________________
Name                    Social Security or other Taxpayer
Identification Number, if any
Address
_______________________________
_______________________________
_______________________________
    B-1
DB 1/ 148045215.3

EXHIBIT C
INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
MS: NYC01-1710
New York, New York 10019
Attention: Corporates Team/NextEra Equity Units — AA6675.1
Re:    Securities of NextEra Energy Capital Holdings, Inc. (the “Company”)
The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of June 1, 2024 (the “Pledge Agreement”), between NextEra Energy, Inc., yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $________ principal amount of Debentures for delivery to the Remarketing Agents on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first Remarketing Date of the applicable Remarketing Period for Remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agents, execute and deliver any additional documents deemed by the Remarketing Agents or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby.
The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing, if successful, from the Remarketing Agents to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.” The undersigned hereby instructs you, in the event of Failed Remarketing, upon receipt of the Debentures tendered herewith from the Remarketing Agents, to deliver such Debentures to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”
With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby and that the undersigned is the record owner of any Debentures tendered herewith in physical form or a participant in The Depository Trust Company (“DTC”) and the beneficial owner of any Debentures tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.

Date:
By: Name: Title: Signature Guarantee:

DB 1/ 148045215.3

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Please print name and address:
_________________________________    _____________________________
Name    Social Security or other Taxpayer
Identification Number, if any
Address
_________________________________
_________________________________
_________________________________

DB1/ 148045215.3

A.    PAYMENT INSTRUCTIONS
Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.
Name(s)
___________________________________
     (Please Print)
Address
___________________________________
___________________________________
     (Please Print)
___________________________________
     (Zip Code)
___________________________________
      (Social Security or other
Taxpayer Identification Number, if any)

B.    DELIVERY INSTRUCTIONS
In the event of a Failed Remarketing, Debentures which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.
Name(s)
_______________________________
     (Please Print)
Address
_______________________________
_______________________________
     (Please Print)
_______________________________
     (Zip Code)
_______________________________
      (Social Security or other
Taxpayer Identification Number, if any)

In the event of a Failed Remarketing, Debentures which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.
    ______________________
     DTC Account Number
Name of Account
  Party:_________________________

DB1/ 148045215.3

EXHIBIT D
INSTRUCTION TO CUSTODIAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING

Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
MS: NYC01-1710
New York, New York 10019
Attention: Corporates Team/NextEra Equity Units — AA6675.1
Re:    Securities of NextEra Energy Capital Holdings, Inc.
The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of June 1, 2024 (the “Pledge Agreement”), between NextEra Energy, Inc., yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and The Bank of New York Mellon, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $_____ principal amount of Debentures delivered to the Custodial Agent on ____________ for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Debentures to the undersigned in accordance with the undersigned’s instructions. With this notice, the undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.

Date:
By: Name: Title: Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Please print name and address:
_____________________________
Name                    Social Security or other Taxpayer
Identification Number, if any
Address
_____________________________
_____________________________
_____________________________
    D-1
DB 1/ 148045215.3